Exhibit 10.1

CONSENT AND ACKNOWLEDGMENT

OF AMENDMENT TO

NON-QUALIFIED STOCK OPTION GRANT AGREEMENT

This CONSENT AND ACKNOWLEDGMENT OF AMENDMENT (the “Amendment”) is entered into effective April 8, 2013 (the “Effective Date”), by and between Torchmark Corporation (the “Company”) and Mark S. McAndrew (“McAndrew”).

RECITALS:

WHEREAS, on February 22, 2012, the Company and McAndrew entered into that certain Non-Qualified Stock Option Grant Agreement (the “Grant Agreement”) under the provisions of the Torchmark Corporation 2011 Incentive Plan (the “Plan”) pursuant to which the Company purported to grant McAndrew a non-qualified option to purchase 160,000 shares of the Company’s common stock (the “Option”); and

WHEREAS, the Grant Agreement and Option are subject to the terms and provision of the Plan; and

WHEREAS, Section 5.4(a) of the Plan limits the aggregate number of shares subject to options that may be granted under the Plan in any 12-month period to any one participant to 180,000 (subsequently adjusted to 270,000 as a result of a three-for-two forward stock split effective July 1, 2011); and

WHEREAS, the Company has determined that, because of an earlier grant during the 12-month period ending on February 22, 2012, 70,000 of the shares awarded under the Grant Agreement violated the terms of the Plan, and therefore, the Option is ineffective as to such shares and such portion of the Option (the “Excess Option Portion” is void ab initio; and

WHEREAS, the Company and McAndrew agree that the Excess Option Portion is void ab initio and ineffective and consent to the amendment of the Grant Agreement to reflect this understanding and to reform the Option to comply with the Plan’s aggregate limit.

NOW, THEREFORE, in consideration of and to reflect the foregoing, the Company and McAndrew agree to amend and reform the Grant Agreement as follows:

1.	Definitions. Capitalized terms not otherwise defined in this Amendment will have the same meaning in this Amendment as those terms are defined in the Grant Agreement.

2.	Amendment to Section 2 of the Grant Agreement. Section 2 of the Grant Agreement is hereby deleted and the following is inserted in its place:

2. Number of Shares. The Optionee is hereby granted an option to purchase from the Company 90,000 shares (the “Shares”) of the company’s common capital stock.

3.	Supersession. Except as specifically amended by this Amendment, the Grant Agreement remains in full force and effect.

4.	Counterparts. This Amendment may be executed in two or more counterparts, each of which will be deemed an original document, and all of which, taken together, will be a single instrument.

DATED this 8th day of April, 2013.

TORCHMARK CORPORATION

By:	/s/ Larry M. Hutchison

Co-Chief Executive Officer

/s/ Mark S. McAndrew
Mark S. McAndrew